Exhibit 99.1

Wynn Resorts Announces Early Results and Upsizing of Tender Offer for Cash by Wynn Las Vegas, LLC for its 5.500% Senior Notes due 2025

LAS VEGAS, August 23, 2023 (BUSINESS WIRE) — Wynn Resorts, Limited (NASDAQ: WYNN) (“Wynn Resorts”) today announced the early results and upsizing of the previously announced tender offer (the “Tender Offer”) by its indirect wholly-owned subsidiary, Wynn Las Vegas, LLC, to purchase a portion of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.’s outstanding 5.500% Senior Notes due 2025 (the “Notes”). Wynn Las Vegas, LLC has amended the terms of the Tender Offer to increase the aggregate principal amount of Notes subject to the Tender Offer (the “Tender Cap”) from $300,000,000 to $400,000,000. The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase dated August 10, 2023 (as amended by this press release and as it may be further amended or supplemented from time to time, the “Offer to Purchase”).

The following table sets forth, among other things, the principal amount of Notes validly tendered and accepted for purchase as of 5:00 p.m., New York City time, on August 23, 2023 (such date, the “Early Tender Date”):

Title of Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding	Tender Cap (as amended)	Principal Amount Tendered at Early Tender Date	Principal Amount Accepted for Purchase
5.500% Senior Notes due 2025	983130 AV7 U98347 AK0	$1,780,000,000	$400,000,000	$684,014,000	$400,000,000

Since the aggregate principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeds the Tender Cap (as amended), Notes tendered after the Early Tender Date will not be accepted for purchase and the principal amount of the Notes accepted for purchase were prorated, on the terms and subject to the conditions of the Tender Offer, to the Tender Cap (as amended). Withdrawal and revocation rights expired at 5:00 p.m., New York City time, on August 23, 2023. Notes that have been tendered may no longer be withdrawn.

All Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase will be purchased by Wynn Las Vegas, LLC on the “Early Settlement Date,” which is currently expected to occur on August 24, 2023. Payment for the Notes that are purchased will include accrued and unpaid interest from the last interest payment date to, but excluding, the Early Settlement Date.

This press release does not constitute an offer to purchase or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Deutsche Bank Securities Inc. and Scotia Capital (USA) Inc. are the dealer managers for the Tender Offer. Persons with questions regarding the Tender Offer should contact Deutsche Bank Securities Inc. by telephone at (855) 287-1922 (U.S. toll-free) and (212) 250-7527 (collect) or Scotia Capital (USA) Inc. by telephone at (833) 498-1660. Requests for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc., the tender and information agent for the Tender Offer, at wynn@dfking.com, by telephone at (800) 628-8538 (U.S. toll free) and (212) 269-5550 (banks and brokers) or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Michael Horthman.

Forward-Looking Statements

This release contains forward-looking statements, including those related to the tender for Notes and whether or not Wynn Las Vegas, LLC will consummate the Tender Offer. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, adverse macroeconomic conditions and their impact on levels of income and consumer discretionary spending, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, uncertainty surrounding the pace of recovery of tourism and travel in Asia following the COVID-19 pandemic, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect Wynn Resorts’ financial results is included in Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by Wynn Resorts’ other periodic reports filed with the Securities and Exchange Commission from time to time. Neither Wynn Resorts nor Wynn Las Vegas, LLC are under any obligation to (and expressly disclaim any such obligation to) update or revise their forward-looking statements as a result of new information, future events or otherwise, except as required by law.

SOURCE:
Wynn Resorts, Limited

CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com